FOR IMMEDIATE RELEASE
July 29, 2010	For More Information Contact:
Steven M. Zagar
Chief Financial Officer
First Financial Service Corporation
(270) 765-2131

First Financial Service Corporation
Announces Quarterly Results

Elizabethtown, Kentucky, July 29, 2010 – First Financial Service Corporation (the Company, NASDAQ: FFKY) today announced net loss per common share of $(0.07) for the quarter ended June 30, 2010, compared to diluted net income per share of $0.10 for the quarter ended June 30, 2009.  Diluted net income per common share for the six months ended June 30, 2010, was $0.04, compared to $0.21 for the six months ended June 30, 2009.

“Commitment to our core franchise continues to be one of our main objectives in this challenging economic environment,” stated Chief Executive Officer, B. Keith Johnson.  “This commitment allowed us to cultivate additional relationships across all of our markets generating a $29 million, or 3% increase in total deposits for the first six months of 2010, continuing the momentum from 2009 of a $274 million, or 33% increase in total deposits over 2008.  Growth in deposits, coupled with positive signs of economic growth in our home markets, which is fueled by the Ft. Knox base realignment, will provide a sound basis for our Company as the local economy recovers.  Recognizing that we are still not immune to economic concerns, the opportunity for deposits helps us strive towards our long range financial objectives.  These objectives include building additional core customer relationships, maintaining sufficient liquidity and capital levels, improving shareholder value and remediating our problem assets.

The strength of our core franchise will contribute to our ability to profitably navigate through this recession, which has been challenging for many of our land development and commercial real estate customers leading to deterioration in our overall credit quality.  Classified loans as a percent of total loans was 7.97% at June 30, 2010 compared to 6.73% at December 31, 2009, and 6.20% for June 30, 2009.  Non-performing loans as a percent of total loans was 3.94% at June 30, 2010, an increase from 3.82% at December 31, 2009 and 2.69% for June 30, 2009.  Our annualized net charge offs as a percent of total loans were 0.38% as of June 30, 2010, an improvement from 0.54% for the year ended December 31, 2009 and 0.68% for the six months ended June 30, 2009.  We continued our efforts to ensure the adequacy of the allowance for the quarter by increasing the allowance for loan loss to 2.23% of total loans at June 30, 2010, from 1.78% at December 31, 2009 and 1.46% at June 30, 2009.  The increase in reserves improves our coverage ratio of allowance for loan loss as a percent of non-performing loans which stood at 57% at June 30, 2010 compared to 47% at December 31, 2009.  Although we believe the current level of our allowance for loan losses is adequate, there is no assurance that future regulatory and economic pressures will not require additional increases to the allowance.”

Balance sheet changes during the first half of 2010 include an increase in total assets of $29.7 million to $1.24 billion.  This increase was due to building our investment portfolio to $145 million, an increase of $98.2 million since December 31, 2009.  This increase was mainly off-set by a decline in gross loans of $54.3 million and a decrease in cash and cash equivalents of $23.8 million.

Commercial loans were $658.0 million at June 30, 2010, a decrease of $47.3 million, or 6.7%, from December 31, 2009.  The decline in the Company’s commercial loan portfolio is a result of pay-offs on several large commercial relationships.

Total deposits were $1.08 billion at June 30, 2010, an increase of $29.5 million from December 31, 2009.    The increase was the result of deposit promotions held in February, April and May.  Competition for deposits remains very competitive in all of the markets we serve.

The percentage of non-performing loans to total loans increased to 3.94% at June 30, 2010 compared to 3.82% at December 31, 2009.  The increase was primarily attributed to gross loans declining during the second quarter.  Annualized net charge-offs as a percentage of average total loans decreased to 0.38% for the six months ended June 30, 2010, compared to 0.68% for the six months ended June 30, 2009.

Average earning assets increased by $189.7 million as of June 30, 2010, compared to the same period in 2009.  Despite the large increase in earning assets, the Company’s net interest margin realized decline of 53 basis points.  Net interest margin decreased to 3.18% for the quarter ended June 30, 2010, compared to 3.71% for the same period in 2009.  The decline is mostly attributed to the Bank’s increased liquidity efforts by placing assets into lowering yielding investments other than loans.  The current Federal Funds rate remains in a range of 0.00% to 0.25%.  Correspondingly, variable rate loans that are tied to the federal prime rate have been repriced downward in relation to the prime rate.  However, interest rates paid on customer deposits have not adjusted downward proportionately with the declining interest yields on loans and investments.  Sixty-one percent of deposits are time deposits that reprice over a longer period of time.  The increase in the volume of earning assets and the change to the mix of earning assets had a modest impact on net interest income, which increased $263,000 and $275,000 for the three and six months ended June 30, 2010, compared to the respective periods ended June 30, 2009.

Provision for loan loss expense increased by $1.4 million to $3.3 million for the three months ended June 30, 2010, compared to the same period ended June 30, 2009.  For the six months ended June 30, 2010, provision for loan loss expense increased by $1.1 million to $5.0 million compared to the six months ended June 30, 2008.  During the first half of 2010, the Company continued its efforts to ensure the adequacy of the allowance by adding specific reserves to several large commercial real estate relationships based on updated appraisals received by the Bank.  As economic conditions continue to impact our loan portfolio, management’s emphasis will be to proactively review credit quality and the adequacy of the allowance for loan losses.  As a result of this provisioning, allowance for loan losses as a percent of total loans increased to 2.23% from 1.78% at December 31, 2009.

Non-interest income increased $91,000 for the three months ended June 30, 2010, compared to the three months ended June 30, 2009.  Customer service fees on deposit accounts increased $94,000 for the second quarter 2010 compared to the same quarter in 2009.  Gain on sale of mortgage loans increased $60,000 due to continued refinancing activity.  The increase in non-interest income for the quarter was also reflective of an increase of $205,000 for loss on the sale and write-downs of other real estate owned and a decrease of $234,000 of other-than-temporary credit losses on trust preferred security investments.  Additionally, other non-interest income decreased $100,000 for the second quarter compared to same quarter in 2009.  The decrease in other non-interest income was due to a decline in loan fees associated with our mortgage loan operations.

For the six months ended June 30, 2010, non-interest income increased $226,000, compared to the six months ended June 30, 2009.  Customer service fees on deposit accounts increased $142,000 for 2010 compared to the same period in 2009.  Gain on sale of mortgage loans increased $182,000.  Other income decreased $86,000 year-to-date in 2010 compared to year-to-date 2009.  The decrease in other income is attributable to a decline in fees associated with our mortgage loan operations.  The increase in non-interest income was also reflective of a decrease in other-than-temporary impairment losses of $217,000 on trust preferred security investments and by an increase of $214,000 in write-downs on other real estate owned during 2010.

Non-interest expense increased $190,000 to $8.6 million for the three months ended June 30, 2010, compared to the same period ended June 30, 2009.  Employee compensation and benefits expense decreased $244,000 due to lower benefits expenses.  The increase in non-interest expenses were also off-set by decreases in outside services and data processing of $127,000, marketing and advertising of $20,000, office occupancy expense and equipment of $40,000 and amortization of core deposit intangible of $13,000.  Other non-interest expense was higher in the second quarter of 2010 by $419,000 compared to the second quarter of 2009.  The increase in non-interest expense was due to $375,000 of back taxes being paid on a commercial real estate property taken into other real estate owned during the period.

Non-interest expense for the year was up $681,000 due to higher FDIC Insurance premiums of $387,000 and higher bank franchise taxes of $395,000 for 2010 compared to the same period in 2009. Other non-interest expense was also higher for the first six months of 2010 by $439,000 compared to the first six months of 2009.  The increase in non-interest expense was due to $375,000 of back taxes being paid on a commercial real estate property taken into other real estate owned during the period.  Employee compensation and benefits expense decreased $156,000 due to lower benefits expenses.  The increase in non-interest expenses were also off-set by decreases in outside services and data processing of $190,000, marketing and advertising of $60,000, office occupancy expense and equipment of $84,000 and amortization of core deposit intangible of $50,000.

First Financial Service Corporation is the parent bank holding company of First Federal Savings Bank of Elizabethtown, which was chartered in 1923.  The Bank serves the needs and caters to the economic strengths of the local communities in which it operates and strives to provide a high level of personal and professional customer service.  The Bank offers a variety of financial services to its retail and commercial banking customers.  These services include personal and corporate banking services, and personal investment financial counseling services.  Today, the Bank serves eight contiguous counties encompassing Central Kentucky and the Louisville Metropolitan area, including Southern Indiana, through its 22 full-service banking centers and a commercial private banking center.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

First Financial Service Corporation’s stock is traded on the Nasdaq Global Market under the symbol “FFKY.”  Market makers for the stock are:

Keefe, Bruyette & Woods, Inc.	FTN Midwest Securities

J.J.B. Hilliard, W.L. Lyons Company, Inc.	Howe Barnes Investments, Inc.

Stifel Nicolaus & Company	Knight Securities, LP

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FIRST FINANCIAL SERVICE CORPORATION
Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
(Dollars in thousands, except share data)	2010	2009

ASSETS:
Cash and due from banks	$14,060	$21,253
Interest bearing deposits	60,685	77,280
Total cash and cash equivalents	74,745	98,533

Securities available-for-sale	144,761	45,764
Securities held-to-maturity, fair value of $381 Jun (2010) and $1,176 Dec (2009)	378	1,167
Total securities	145,139	46,931

Loans held for sale	14,997	8,183
Loans, net of unearned fees	940,631	994,926
Allowance for loan losses	(20,953)	(17,719)
Net loans	934,675	985,390

Federal Home Loan Bank stock	8,515	8,515
Cash surrender value of life insurance	9,181	9,008
Premises and equipment, net	32,325	31,965
Real estate owned:
Acquired through foreclosure	14,703	8,428
Held for development	45	45
Other repossessed assets	151	103
Core deposit intangible	1,148	1,300
Accrued interest receivable	5,907	5,658
Deferred income taxes	3,969	4,515
Prepaid FDIC premium	5,747	7,022
Other assets	2,959	2,091

TOTAL ASSETS	$1,239,209	$1,209,504

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits:
Non-interest bearing	$70,204	$63,950
Interest bearing	1,009,081	985,865
Total deposits	1,079,285	1,049,815

Short-term borrowings	595	1,500
Advances from Federal Home Loan Bank	52,596	52,745
Subordinated debentures	18,000	18,000
Accrued interest payable	289	360
Accounts payable and other liabilities	1,936	1,952

TOTAL LIABILITIES	1,152,701	1,124,372
Commitments and contingent liabilities	-	-

STOCKHOLDERS' EQUITY:
Serial preferred stock, $1 par value per share;
authorized 5,000,000 shares; issued and outstanding, 20,000
shares with a liquidation preference of $20,000	19,808	19,781
Common stock, $1 par value per share;
authorized 10,000,000 shares; issued and
outstanding, 4,718,334 shares Jun (2010), and 4,709,839
shares Dec (2009)	4,718	4,710
Additional paid-in capital	35,099	34,984
Retained earnings	26,886	26,720
Accumulated other comprehensive loss	(3)	(1,063)

TOTAL STOCKHOLDERS' EQUITY	86,508	85,132
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,239,209	$1,209,504

FIRST FINANCIAL SERVICE CORPORATION
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in thousands, except per share data)	June 30,		June 30,
	2010	2009	2010	2009
Interest and Dividend Income:
Loans, including fees	$14,267	$14,155	$28,314	$28,099
Taxable securities	878	305	1,371	613
Tax exempt securities	202	118	373	224
Total interest income	15,347	14,578	30,058	28,936

Interest Expense:
Deposits	4,890	4,346	9,759	8,846
Short-term borrowings	11	47	32	90
Federal Home Loan Bank advances	596	600	1,189	1,197
Subordinated debentures	331	329	658	658
Total interest expense	5,828	5,322	11,638	10,791

Net interest income	9,519	9,256	18,420	18,145
Provision for loan losses	3,274	1,913	5,026	3,958
Net interest income after provision for loan losses	6,245	7,343	13,394	14,187

Non-interest Income:
Customer service fees on deposit accounts	1,739	1,645	3,264	3,122
Gain on sale of mortgage loans	415	355	714	532
Loss on sale of investments	-	-	(23)	-
Net impairment losses recognized in earnings	(11)	(245)	(183)	(400)
Loss on sale and write downs of real estate acquired through foreclosure	(438)	(233)	(464)	(250)
Brokerage commissions	107	99	200	192
Other income	369	469	811	897
Total non-interest income	2,181	2,090	4,319	4,093

Non-interest Expense:
Employee compensation and benefits	3,905	4,149	7,995	8,151
Office occupancy expense and equipment	768	808	1,572	1,656
Marketing and advertising	225	245	450	510
Outside services and data processing	668	795	1,398	1,588
Bank franchise tax	566	257	916	521
FDIC insurance premiums	694	788	1,354	967
Amortization of core deposit intangible	88	101	152	202
Other expense	1,720	1,301	3,071	2,632
Total non-interest expense	8,634	8,444	16,908	16,227

Income/(loss) before income taxes	(208)	989	805	2,053
Income taxes/(benefits)	(146)	274	112	577
Net Income/(loss)	(62)	715	693	1,476
Less:
Dividends on preferred stock	(250)	(213)	(500)	(480)
Accretion on preferred stock	(13)	(14)	(27)	(25)
Net income/(loss) available to common shareholders	$(325)	$488	$166	$971

Shares applicable to basic income per common share	4,718,021	4,687,983	4,716,755	4,682,683
Basic income/(loss) per common share	$(0.07)	$0.10	$0.04	$0.21

Shares applicable to diluted income per common share	4,718,021	4,726,226	4,716,755	4,685,686
Diluted income/(loss) per common share	$(0.07)	$0.10	$0.04	$0.21

Cash dividends declared per common share	$-	$0.19	$-	$0.38

FIRST FINANCIAL SERVICE CORPORATION
Unaudited Selected Ratios and Other Data

	As of and For the		As of and For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
Selected Data	2010	2009	2010	2009

Performance Ratios

Return on average assets	(.02)%	0.18%	0.11%	0.18%

Return on average equity	(0.29)%	2.10%	1.62%	2.12%

Average equity to average assets	6.89%	8.64%	6.93%	8.73%

Net interest margin	3.23%	3.70%	3.18%	3.71%

Efficiency ratio from continuing operations	73.79%	74.42%	74.36%	72.97%

Book value per common share			$14.14	$15.60

Average Balance Sheet Data

Average total assets	$1,260,999	$1,081,033	$1,247,178	$1,060,382

Average interest earning assets	1,194,662	1,009,231	1,180,936	991,283

Average loans	964,428	967,067	976,537	953,357

Average interest-bearing deposits	1,031,210	770,843	1,018,382	765,798

Average total deposits	1,098,865	830,239	1,085,248	822,555

Average total stockholders' equity	86,838	93,358	86,489	92,535

Asset Quality Ratios

Non-performing loans as a percent of total loans (1)			3.94%	2.69%

Non-performing assets as a percent of total assets			4.18%	3.85%

Allowance for loan losses as a percent of total loans (1)			2.23%	1.46%

Allowance for loan losses as a percent of non-performing loans			57%	54%

Annualized net charge-offs to total loans (1)			0.38%	0.68%

(1) Excludes loans held for sale.